RespireRx Pharmaceuticals Inc. to Present at the

Cantor Fitzgerald 2nd Annual Healthcare Conference

on July 13, 2016

Glen Rock, N.J., July 12, 2016/Globe Newswire – RespireRx Pharmaceuticals Inc. (OTCQB: RSPI) (“RespireRx” or the “Company”), a leader in the development of medicines for respiratory disorders, including sleep apneas and drug-induced respiratory depression, announced that the Company’s President, CEO and Vice Chairman of the Board of Directors, James S. Manuso, Ph.D., will present at the Cantor Fitzgerald 2nd Annual Healthcare Conference (www.cantor.com) in New York, New York on Wednesday, July 13, 2016, at 9:30 a.m. Eastern Time. The Conference is being sponsored by Cantor Fitzgerald & Co. and is being held at Le Parker Meridien Hotel, New York, New York, on July 12 and July 13, 2016.

Commented Dr. Manuso, “The presentation at the Cantor Fitzgerald Conference will provide RespireRx management with the opportunity to give investors an update on RespireRx’s strategic initiatives and progress on research and development programs. I look forward to discussing the Company’s Phase 2A clinical trial testing the impact of the oral ampakine, CX-1739, on opioid-induced respiratory depression.”

Dr. Manuso will also discuss the Company’s other product pipeline candidates, including dronabinol, and the Company’s development timelines. Dr. Manuso concluded, “We are pleased to keep our shareholders and other stakeholders informed as to the continuing progress of RespireRx’s scientific, clinical and regulatory development initiatives.”

Dr. Manuso’s slide presentation will be accessible after the presentation on RespireRx’s web-site at www.respirerx.com, by clicking on the investors tab and following the links and instructions. A copy of the slide presentation being presented at the Cantor Fitzgerald Conference will be submitted in a Form 8-K filing with the U.S. Securities and Exchange Commission prior to the presentation.

About RespireRx Pharmaceuticals Inc.

RespireRx Pharmaceuticals Inc. is a leader in the development of medicines for respiratory disorders, with a focus on sleep apneas and drug-induced respiratory depression. The Company holds exclusive licenses and owns patents and patent applications for certain families of chemical compounds that claim the chemical structures and their use in the treatment of a variety of disorders, as well as claims for novel uses of known drugs.

RespireRx’s pharmaceutical candidates in development are derived from two platforms, as described below.

The first platform is the class of compounds known as cannabinoids, in particular, dronabinol. Under a license agreement with the University of Illinois, the Company has rights to patents claiming the use of cannabinoids for the treatment of sleep-related breathing disorders. In a double-blind, placebo-controlled, dose-ascending Phase 2A clinical study conducted by the Company, dronabinol produced a statistically significant reduction in the Apnea-Hypopnea Index, the primary therapeutic end-point, and was observed to be safe and well-tolerated in a group of patients with Obstructive Sleep Apnea (“OSA”). The University of Illinois and three other centers are currently investigating dronabinol in a potentially pivotal, six week, double-blind, placebo-controlled Phase 2B clinical trial in 120 patients with OSA. The University of Illinois has indicated that recruitment for this clinical trial was completed during the second quarter of 2016. This clinical trial is fully funded by the National Heart, Lung and Blood Institute of the National Institutes of Health. The Company is not managing or funding this ongoing clinical trial.

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.RespireRx.com

The second platform of medicines being developed by RespireRx is a class of proprietary compounds known as ampakines, which act to enhance the actions of the excitatory neurotransmitter glutamate at AMPA glutamate receptors. Several ampakines, in both oral and injectable form, are being developed by the Company for the treatment of a variety of breathing disorders. In clinical studies, select ampakines have shown preliminary efficacy in central sleep apnea and in the control of respiratory depression produced by opioids, without altering their analgesic effects. In animal models of orphan disorders, such as Pompé Disease, spinal cord damage and perinatal respiratory distress, it has been demonstrated that certain ampakines improve breathing function. The Company’s compounds belong to a new class of ampakines that do not display the undesirable side effects previously reported in animal models of earlier generations.

Additional information about the Company and the matters discussed herein can be obtained on the Company’s web-site at www.RespireRx.com or in the Company’s filings with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov.

Special Note Regarding Forward-Looking Statements: Certain statements included or incorporated by reference in this news release, including information as to the future financial or operating performance of the Company and its drug development programs, constitute forward-looking statements. The words “believe,” “expect,” “anticipate,” “contemplate,” “target,” “plan,” “intend,” “continue,” “budget,” “estimate,” “may,” “schedule” and similar expressions identify forward-looking statements. Forward-looking statements include, among other things, statements regarding future plans, targets, estimates and assumptions. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company. Due to these various risks and uncertainties, actual events may differ materially from current expectations. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein. Forward-looking statements are made as of the date of this news release and the Company disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or results or otherwise.

Company Contact:

Jeff Margolis
Vice-President, Treasurer and Secretary

Telephone: (917) 834-7206
E-mail: jmargolis@respirerx.com

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.RespireRx.com